Exhibit 99.1

Calix Reports Third Quarter 2011 Financial Results

PETALUMA, CA—(Marketwire - October 20, 2011) - Calix Inc. (NYSE: CALX) today announced unaudited financial results for the third quarter ended September 24, 2011. Revenue for the third quarter of 2011 was $83.7 million, an increase of 11% compared to $75.5 million for the third quarter of 2010. The company reported preliminary estimates for its third quarter results on September 27, 2011 of revenue between $83 and $85 million and non-GAAP earnings per share of $0.07 to $0.09 per share.

“While we are clearly disappointed with our Q3 results, we remain focused on bringing industry leading broadband access solutions to our existing and expanding base of customers,” said Carl Russo, president and CEO of Calix. “After what we anticipate will be a pause in our growth, we are looking ahead and building a stronger company to address the secular growth drivers in front of us.”

Non-GAAP net income for the third quarter of 2011 was $3.6 million, or $0.07 per fully diluted share, a decrease of 39% compared to non-GAAP net income of $5.8 million, or $0.15 per fully diluted share, for the third quarter of 2010. A reconciliation of GAAP and non-GAAP results is included as part of this release.

GAAP net loss for the third quarter of 2011 was $6.9 million, or $(0.15) per basic and diluted share, compared to a GAAP net loss of $5.4 million, or $(0.14) per basic and diluted share for the third quarter of 2010. A reconciliation of our third quarter 2011 operating results from non-GAAP to GAAP is provided below:

	Non-GAAP	Merger Related and Other Expenses	Stock-Based Compensation	Amortization of Intangible Assets	GAAP
Revenue	$83,655	$—	$—	$—	$83,655
Cost of revenue	48,696	—	306	2,806	51,808

Gross profit	34,959	—	(306)	(2,806)	31,847
Operating expenses	31,365	1,334	3,490	2,552	38,741

Operating income (loss)	3,594	(1,334)	(3,796)	(5,358)	(6,894)
Other income/(expense), net	(2)	—	—	—	(2)

Income (loss) before taxes	3,592	(1,334)	(3,796)	(5,358)	(6,896)
Provision for income taxes	38	—	—	—	38

Net income (loss)	$3,554	$(1,334)	$(3,796)	$(5,358)	$(6,934)

Weighted average basic and diluted shares used to compute GAAP net loss per common share					47,128

Weighted average diluted shares used to compute non-GAAP net income per common share	48,092	48,092	48,092	48,092

GAAP net loss per common share					$(0.15)

Non-GAAP net income (loss) per share	$0.07	$(0.03)	$(0.08)	$(0.11)

Conference Call

In conjunction with this announcement, Calix will host a conference call at 1:30 p.m. PDT (4:30 p.m. EDT) today to discuss its third quarter 2011 financial results. A live audio webcast and replay of the call will be available in the Investor Relations section of the Calix web site at http://investor-relations.calix.com.

Live call access information: Dial-in number: (877) 407-4019 (U.S.) or (201) 689-8337 (outside the U.S.)

The conference call and webcast will include forward looking information.

About Calix

Calix (NYSE: CALX) is a global leader in access innovation. Its Unified Access portfolio of broadband communications access systems and software enable communications service providers worldwide to be the broadband provider of choice to their subscribers. For more information, visit the Calix website at www.calix.com.

Use of Non-GAAP Financial Information

The Company uses certain non-GAAP financial measures in this press release to supplement its consolidated financial statements, which are presented in accordance with GAAP. These non-GAAP measures include non-GAAP net income and non-GAAP basic and diluted income per share. These non-GAAP measures are provided to enhance the reader’s understanding of the Company’s operating performance as they primarily exclude certain non-cash charges for stock-based compensation and amortization of acquisition-related intangible assets, and non-recurring merger-related and other expenses, which the Company believes are not indicative of its core operating results. Merger-related and other expenses largely include the charge resulting from the required revaluation of Occam inventory to its estimated fair value, legal and professional expenses, and severance and integration-related expenses and inventory-related charges associated with our merger with Occam. Management believes that the non-GAAP measures used in this press release provide investors with important perspectives into the Company’s ongoing business performance and management uses these non-GAAP measures to evaluate financial results and to establish operational goals. The presentation of these non-GAAP measures is not meant to be a substitute for results presented in accordance with GAAP, but rather should be evaluated in conjunction with those GAAP results. A reconciliation of the non-GAAP results to the most directly comparable GAAP results is provided in the financial schedules portion of this press release. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

This press release contains forward-looking statements, including a resumption of growth, that are based upon management’s current expectations and are inherently uncertain. Forward-looking statements are based upon information available to us as of the date of this release, and we assume no obligation to revise or update any such forward-looking statement to reflect any event or circumstance after the date of this release, except as required by law. Actual results and the timing of events could differ materially from current expectations based on risks and uncertainties affecting the Company’s business. The reader is cautioned not to unduly rely on the forward-looking statements contained in this press release. Additional information on potential factors that could affect Calix’s results and other risks and uncertainties are detailed in its various SEC reports, including its Form 10-Q for the fiscal quarter ended June 25, 2011, filed with the SEC on July 22, 2011, available at http://www.sec.gov.

Condensed Consolidated Statements of Operations

(in thousands)

	Three Months Ended		Nine Months Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
	(unaudited)		(unaudited)
Revenue	$83,655	$75,492	$253,084	$195,348
Cost of revenue:
Products and services(1)	49,002	45,168	143,209	117,194
Merger-related expenses	—	—	19,966	—
Amortization of intangible assets	2,806	1,360	7,510	4,080

Total cost of revenue	51,808	46,528	170,685	121,274

Gross profit	31,847	28,964	82,399	74,074
Operating expenses:
Research and development(1)	16,717	14,299	50,340	39,232
Sales and marketing(1)	12,593	10,408	38,831	29,014
General and administrative(1)	5,475	7,344	21,450	19,515
Merger-related and other expenses(1)	1,404	2,137	12,927	2,137
Amortization of intangible assets	2,552	185	6,016	555

Total operating expenses	38,741	34,373	129,564	90,453

Loss from operations	(6,894)	(5,409)	(47,165)	(16,379)
Other income (expense):
Interest income	11	120	80	297
Interest expense	(48)	(45)	(139)	(1,138)
Change in fair value of preferred stock warrants	—	—	—	(173)
Other income	35	4	64	13

Net loss before provision for income taxes	(6,896)	(5,330)	(47,160)	(17,380)
Provision for income taxes	38	21	176	435

Net loss	(6,934)	(5,351)	(47,336)	(17,815)
Preferred stock dividends	—	—	—	900

Net loss attributable to common stockholders	$(6,934)	$(5,351)	$(47,336)	$(18,715)

Net loss per common share:
Basic and diluted	$(0.15)	$(0.14)	$(1.06)	$(0.70)

Pro forma basic and diluted	$(0.15)	$(0.14)	$(1.06)	$(0.50)

Weighted average number of shares used to compute net loss per common share:
Basic and diluted	47,128	37,341	44,866	26,751

Pro forma basic and diluted(2)	47,128	37,341	44,866	35,540

(1)	Includes stock- based compensation as follows:

	Three Months Ended		Nine Months Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
	(unaudited)		(unaudited)
Cost of revenue	$306	$528	$1,141	$1,152
Research and development	886	1,758	3,761	4,014
Sales and marketing	1,127	1,353	3,256	3,034
General and administrative	1,407	3,855	7,845	9,282
Merger-related	70	—	1,234	—

	$3,796	$7,494	$17,237	$17,482

(2)	For the nine months ended September 25, 2010, includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the first quarter of 2010.

Reconciliation of GAAP to Non-GAAP Results

(Unaudited, in thousands except per share data)

	Three Months Ended		Nine Months Ended
	September 24, 2011	September 25, 2010	September 24, 2011	September 25, 2010
GAAP net loss	$(6,934)	$(5,351)	$(47,336)	$(18,715)
Adjustments to reconcile GAAP net loss to non-GAAP net income (loss):
Stock-based compensation	3,726	7,494	16,003	17,482
Stock-based compensation (MRE)	70	—	1,234	—
Amortization of intangible assets	5,358	1,545	13,526	4,635
Merger-related expenses (COGS)	—	—	19,966	—
Merger-related and other expenses (OPEX)	1,334	2,137	11,693	2,137
Change in fair value of preferred stock warrants	—	—	—	173
Preferred stock dividends	—	—	—	900

Non-GAAP net income	$3,554	$5,825	$15,086	$6,612

Non-GAAP net income per common share
Basic	$0.08	$0.16	$0.34	$0.19

Diluted	$0.07	$0.15	$0.32	$0.18

Weighted average shares used to compute non- GAAP net income per common share - Basic(1)	47,128	37,341	44,866	35,540

Weighted average shares used to compute non- GAAP net income per common share - Diluted(1)(2)	48,092	39,976	46,718	37,619

(1)	For the nine months ended September 25, 2010, includes outstanding common shares and common shares resulting from the assumed conversion of preferred shares as if conversion occurred at the beginning of the first quarter of 2010.
(2)	Includes the dilutive effect of outstanding stock options, warrants and restricted stock units for all periods presented.

	Three Months Ended				Nine Months Ended
	September 24, 2011		September 25, 2010		September 24, 2011		September 25, 2010
GAAP gross profit and gross margin	$31,847	38.1%	$28,964	38.4%	$82,399	32.6%	$74,074	37.9%
Adjustments to reconcile GAAP gross profit and gross
margin to non- GAAP gross profit and gross margin:
Stock-based compensation	306		528		1,141		1,152
Amortization of intangible assets	2,806		1,360		7,510		4,080
Merger-related expenses	—		—		19,966		—

Non-GAAP gross profit and gross margin	$34,959	41.8%	$30,852	40.9%	$111,016	43.9%	$79,306	40.6%

Condensed Consolidated Balance Sheets

(In thousands)

	September 24, 2011	December 31, 2010
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$30,249	$66,304
Marketable securities	2,014	32,020
Restricted cash	1,054	—
Accounts receivable, net	47,901	43,377
Inventory	44,152	24,557
Deferred cost of revenue	8,932	7,771
Prepaid and other current assets	6,493	3,245

Total current assets	140,795	177,274
Property and equipment, net	17,222	11,815
Goodwill	116,175	65,576
Intangible assets, net	84,643	515
Other assets	2,273	2,376

Total assets	$361,108	$257,556

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,942	$10,268
Accrued liabilities	39,450	25,987
Deferred revenue	19,448	14,062

Total current liabilities	70,840	50,317
Long-term portion of deferred revenue	12,265	10,985
Other long term liabilities	1,662	951

Total liabilities	84,767	62,253

Stockholders’ equity:
Common stock	1,182	968
Additional paid-in capital	734,045	605,939
Other comprehensive income	85	31
Accumulated deficit	(458,971)	(411,635)

Total stockholders’ equity	276,341	195,303

Total liabilities and stockholders’ equity	$361,108	$257,556

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine Months Ended
	September 24, 2011	September 25, 2010
	(unaudited)
Operating activities
Net loss	$(47,336)	$(17,815)
Adjustments to reconcile net loss to net cash provided by operating activities:
Amortization of premiums relating to available-for-sale securities	229	740
Depreciation and amortization	5,949	3,692
Loss on retirement of property and equipment	2,278	—
Amortization of intangible assets	13,526	4,635
Revaluation of warranty liabilities	—	173
Stock-based compensation	17,237	17,482
Changes in operating assets and liabilities:
Change in restricted cash	—	629
Accounts receivable, net	12,329	14,111
Inventory	9,634	(6,364)
Deferred cost of revenue	(1,161)	6,041
Prepaids and other assets	(2,291)	1,423
Accounts payable	(10,126)	(5,850)
Accrued liabilities	2,850	(2,663)
Deferred revenue	5,800	(7,939)
Other long-term liabilities	(179)	82

Net cash provided by operating activities	8,739	8,377

Investing activities
Purchase of property and equipment	(6,271)	(3,923)
Acquisition of Occam Networks, net of cash assumed	(60,809)	—
Purchase of marketable securities	—	(74,577)
Sales and maturities of marketable securities	29,755	36,060

Net cash used in investing activities	(37,325)	(42,440)

Financing activities
Proceeds from exercise of stock options and other	766	72
Proceeds from issuance of common stock under employee stock purchase plan	2,062	—
Taxes withheld upon vesting of restricted stock units	(10,373)	—
Principal payment on loans	—	(20,000)
Proceeds from initial public offering of common stock, net of issuance costs	—	57,311

Net cash (used in) provided by financing activities	(7,545)	37,383

Effect of exchange rate changes on cash and cash equivalents	76	—
Net (decrease) increase in cash and cash equivalents	(36,055)	3,320
Cash and cash equivalents at beginning of period	66,304	31,821

Cash and cash equivalents at end of period	$30,249	$35,141

Non-cash investing activities
Value of common stock issued in acquisition	$117,258	$—
Fair value of equity awards assumed	$1,370	$—

Contact Information

For more information, contact:

David H. Allen

1 510 360 3703

David.Allen@calix.com